Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Company Reports First Quarter Total Revenues of $8.8 Million; +4% from Prior Year Quarter

GAAP Net Income of $0.5 Million, +225% from Prior Year Quarter

Adjusted EBITDA of $2.2 Million, +11% from Prior Year Quarter

NEW YORK, NY (May 14, 2018) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a consumer products company, today announced its financial results for the first quarter ended March 31, 2018.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “I am delighted by our positive first quarter results. We are beginning to see positive momentum building in our business across all channels of distribution”.

First Quarter 2018 Financial Results

Total revenue for the first quarter of 2018 was $8.8 million, an increase of $0.4 million or 4% over the prior year quarter. The improvement in first quarter revenues resulted from commencement of the wholesale and e-commerce jewelry business and a 45% increase in revenues from the company’s apparel and accessories department store business.

GAAP net income was approximately $0.5 million for the quarter ended March 31, 2018, or $0.03 per basic and diluted share, an increase of $0.9 million or $0.05 per basic and diluted share from the prior year quarter, representing an increase of more than 225% in GAAP net income and EPS from the prior year quarter. Non-GAAP net income for the quarter ended March 31, 2018 was approximately $1.4 million, or $0.08 per diluted share, compared with $1.1 million, or $0.06 per diluted share in the prior year quarter, representing an increase of 26% and 36%, respectively, from the prior year quarter.

Adjusted EBITDA for the quarter ended March 31, 2018 was approximately $2.2 million, an increase of $0.3 million, or 11% from the prior year quarter.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at March 31, 2018 remained strong, with stockholders' equity of approximately $98.9 million, cash and cash equivalents of $8.9 million, and working capital of approximately $9.5 million. During the current quarter, the Company reduced its term debt by $1.7 million to $20.2 million.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:30 p.m. Eastern Time on Monday, May 14, 2018. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 866-548-4713. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 1121633.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a consumer products company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, bricks and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2017 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,896	$10,185
Accounts receivable, net	9,328	8,528
Prepaid expenses and other current assets	658	592
Total current assets	18,882	19,305
Property and equipment, net	3,290	2,376
Trademarks and other intangibles, net	109,837	110,120
Restricted cash	1,509	1,509
Other assets	1,696	1,708
Total non-current assets	116,332	115,713

Total Assets	$135,214	$135,018

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,553	$1,260
Accrued payroll	2,253	2,270
Deferred revenue	24	16
Current portion of long-term debt	5,475	5,459
Current portion of long-term debt, contingent obligations	100	100
Total current liabilities	9,405	9,105
Long-Term Liabilities:
Long-term debt, less current portion	17,696	19,389
Deferred tax liabilities, net	6,801	6,375
Other long-term liabilities	2,420	2,455
Total long-term liabilities	26,917	28,219
Total Liabilities	36,322	37,324

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized at March 31, 2018 and December 31, 2017, respectively, and 18,367,149 and 18,318,961 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	18	18
Paid-in capital	99,695	98,997
Accumulated deficit	(821)	(1,321)
Total Stockholders' Equity	98,892	97,694

Total Liabilities and Stockholders' Equity	$135,214	$135,018

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months
	Ended March 31,
	2018	2017

Net licensing revenue	$8,481	$8,430
Sales	285	-
Total revenue	8,766	8,430
Cost of goods sold (sales)	180	-
Net revenue	8,586	8,430

Operating costs and expenses
Salaries, benefits and employment taxes	4,425	4,367
Other design and marketing costs	738	871
Other selling, general and administrative expenses	1,293	1,280
Stock-based compensation	507	1,083
Depreciation and amortization	411	394
Total operating costs and expenses	7,374	7,995

Operating income	1,212	435

Interest and finance expense
Interest expense - term debt	248	328
Other interest and finance charges	38	50
Total interest and finance expense	286	378

Income before income taxes	926	57

Income tax provision	426	456

Net income (loss)	$500	$(399)

Basic net income (loss) per share	$0.03	$(0.02)

Diluted net income (loss) per share	$0.03	$(0.02)

Basic weighted average common shares outstanding	18,333,912	18,674,943
Diluted weighted average common shares outstanding	18,716,802	18,674,973

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2018	2017

Cash flows from operating activities
Net income (loss)	$500	$(399)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	411	394
Amortization of deferred finance costs	44	50
Stock-based compensation	507	1,083
Amortization of note discount	10	9
Deferred income tax provision	426	456
Changes in operating assets and liabilities:
Accounts receivable	(800)	(1,737)
Prepaid expenses and other assets	(59)	(83)
Accounts payable, accrued expenses and other current liabilities	557	(647)
Deferred revenue	8	(159)
Other liabilities	(35)	21
Net cash provided by (used) in operating activities	1,569	(1,012)

Cash flows from investing activities
Cost to acquire intangible assets	-	(18)
Purchase of property and equipment	(1,043)	(135)
Net cash used in investing activities	(1,043)	(153)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes	(90)	(795)
Payment of deferred finance costs	-	(7)
Payment of long-term debt	(1,725)	(1,959)
Net cash used in financing activities	(1,815)	(2,761)

Net decrease in cash, cash equivalents and restricted cash	(1,289)	(3,926)

Cash, cash equivalents, and restricted cash at beginning of period	11,694	15,636

Cash, cash equivalents, and restricted cash at end of period	$10,405	$11,710

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$8,896	$10,201
Restricted cash	1,509	1,509
Total cash, cash equivalents, and restricted cash	$10,405	$11,710

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$8	$110
Cash paid during the period for interest	$276	$370

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Reconciliation of Non-GAAP measures

(Unaudited)

Non-GAAP net income:
	Quarter Ended March 31,
(amounts in thousands)	2018	2017

Net income (loss)	$500	$(399)
Non-cash interest and finance expense	10	9
Stock-based compensation	507	1,083
Deferred income tax provision	426	456
Non-GAAP net income	$1,443	$1,149

Non-GAAP diluted EPS:
	Quarter Ended March 31,
	2018	2017

Diluted earnings (loss) per share	$0.03	$(0.02)
Non-cash interest and finance expense	0.00	0.00
Stock-based compensation	0.03	0.06
Deferred income tax provision	0.02	0.02
Non-GAAP diluted EPS	$0.08	$0.06

Weighted average shares - Non-GAAP diluted:
	Quarter Ended March 31,
	2018	2017

Basic weighted average shares	18,333,912	18,674,943
Effect of exercising warrants	364,130	364,430
Effect of exercising stock options	18,760	2,645
Non-GAAP weighted average diluted shares	18,716,802	19,042,018

Adjusted EBITDA:
	Quarter Ended March 31,
(amounts in thousands)	2018	2017

Net income (loss)	$500	$(399)
Depreciation and amortization	411	394
Interest and finance expense	286	378
Income tax provision	426	456
State and local franchise taxes	33	29
Stock-based compensation	507	1,083
Adjusted EBITDA	$2,163	$1,941

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, income taxes, other state and local franchise taxes, and depreciation and amortization.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM